Exhibit 99.2


          Attachment to Form 3 in accordance with instruction 5(b)(v).

                         FORM 3 JOINT FILER INFORMATION



   Name and Address:                        Stanley F. Druckenmiller
                                            40 West 57th Street, 25th Floor
                                            New York, New York 10019

   Date of Event Requiring Statement:       December 29, 2006
   Issuer and Ticker Symbol:                Energy XXI (Bermuda) Limited [N/A]
   Relationship to Issuer:                  10% Owner

   TABLE I INFORMATION
   Title of Security:                       Common stock, par value $0.001 per
                                            share
   Amount of Securities Beneficially Owned: 7,500,000
   Ownership Form:                          I
   Nature of Indirect Beneficial Ownership: (1)

   TABLE II INFORMATION
   Title of Derivative Security:            Warrants to Purchase Common Stock
   Date Exercisable:                        Immed.
   Expiration Date:                         10/20/09
   Title of Underlying Securities:          Common Stock
   Amount or Number of Shares:              7,960,000
   Conversion or Exercise Price:            $5.00 (2)
   Ownership Form:                          I
   Nature of Indirect Beneficial Ownership: (1)


   Signature:                               STANLEY F. DRUCKENMILLER


                                            By:  /s/ Gerald Kerner
                                                 -------------------------------
                                                  Name:  Gerald Kerner
                                                  Title: Attorney-in-Fact


   Date:                                    March 26, 2007